Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held November 27, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Farmer Bros. Co. will be held at the main office of the Company located at 20333 South Normandie Ave., Torrance, California, on Monday, November 27, 2000 at 10:00 o'clock a.m., Pacific Standard Time, for considering and acting upon the following:

1.	The election of a board of six directors to serve until the next
Annual Meeting or until their successors are duly elected and qualify;

2.	The amendment of the bylaws of Farmer Bros. Co. to provide for a variable number of directors of five to nine;

3.	Approval of the appointment of Ernst & Young LLP as the independent public accountants of Farmer Bros. Co. for the fiscal year ending
June 30, 2001; and

4.	Any and all other matters that may properly come before the meeting or any adjournment thereof.


Only holders of common stock of record at the close of business on October 20, 2000 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

MANAGEMENT HOPES YOU WILL ATTEND THE MEETING, BUT IF YOU CANNOT BE THERE, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

	                                         David W. Uhley
	                                              Secretary


Torrance, California

October 27, 2000


Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of proxies from holders of common stock of Farmer Bros. Co., a California corporation (hereinafter referred to as the "Company") for the Annual Meeting of Shareholders of the Company to be held at 20333 South Normandie Avenue, Torrance, California on Monday, November 27, 2000 at 10:00 o'clock a.m., Pacific Standard Time, and for any adjournment thereof.

The cost of soliciting proxies by the Board will be borne by the Company. Such solicitation will be made primarily by mail. In addition, certain directors, officers or regular employees of the Company may solicit proxies by telephone or other device or in person.

The mailing of proxy materials will commence on or about October 31, 2000. The Company will request known nominees to forward proxy materials to the beneficial owners of the Company's shares.

On the October 20, 2000 record date, the Company had outstanding 1,926,414 shares of common stock. The Company has no other class of securities outstanding. Only holders of shares of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof, and each such holder present or represented at the meeting will be entitled to one (1) vote for each share of common stock held. In electing directors a shareholder may not cumulate his or her vote. Shareholders are entitled to only one (1) vote per share with the six nominees receiving the highest number of votes being elected.

Shares of common stock represented by proxies received will be voted: (1) unless authority is withheld, for the election of the nominees listed on page 3 as directors; (2) unless otherwise specified, for approval of amendment of the bylaws to provide for a variable number of directors; and (3) unless otherwise specified, for approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for the ensuing year. In the event that one or more of said nominees should become unavailable to serve as a director for any reason, the proxy holders will vote the shares for such other person, if any, as shall be designated by the Board of Directors.

Any proxy delivered in the form enclosed may be revoked by the person executing it at any time prior to the voting thereof.

OWNERSHIP OF COMMON STOCK

Principal Shareholders

The following are all persons known to management who own beneficially more than 5% of the Company's common stock (as of October 20, 2000):

                             Amount and Nature	     Percent
      Name and Address of      of Beneficial           of
      Beneficial Owner         Ownership (1)          Class

Roy F. Farmer              833,162 shares (2)         43.25%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

Catherine E. Crowe         203,430 shares (3) (4)     10.56%
c/o Farmer Bros. Co.
20333 South Normandie Ave.
Torrance, California 90502

According to a Schedule 13G-A filing with the Securities and Exchange Commission dated June 10, 1999, filed by Franklin Mutual Advisers, LLC, Franklin Mutual Advisers, LLC at that date owned beneficially 188,988 shares (9.8%). Franklin Mutual Advisers, LLC, is reported to have sole voting and investment power over these shares.
__________________________

(1)	Sole voting and investment power.

(2)	Includes 171,041 shares owned outright by Mr. Farmer and his wife as trustees of a revocable living trust and 662,121 shares held by various trusts of which Mr. Farmer is sole trustee. Excludes 1,849 shares owned by his wife in which Mr. Farmer disclaims any beneficial interest, and excludes shares held by a family trust of which Mr. Farmer formerly was trustee and which shares formerly were reported by Mr. Farmer.

(3)	Excludes 9,900 shares held by trusts for Mrs. Crowe's benefit.  Mr. Farmer is sole trustee of said trusts and said shares are included in his reported holdings.

(4) During the Company's 1995 fiscal year, a loan in the amount of $739,500 was made to Steven Crowe, son of Catherine Crowe, a director of the Company. The loan was made for the purpose of enabling him to purchase a residence, was secured, and bore interest at the rate of 8.75% per annum. The loan was repaid in full during fiscal 2000.



Management Shareholdings

The following sets forth the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

                                  Number of Shares          Percent
                                  and Nature of               of
      Name                    Beneficial Ownership (1)       Class

Roy F. Farmer	      (See "Principal Shareholders," supra)
Guenter W. Berger                        500 (2)               *
Lewis A. Coffman                          15 (3)               *
Catherine E. Crowe	(See "Principal Shareholders," supra)
Roy E. Farmer                         38,211 (4)            1.98%
John M. Anglin                          None                   -
Kenneth R. Carson                        250                   *
John E. Simmons                          350 (3)               *
All directors and executive officers
as a group (9 persons)             1,075,938               55.85%
___________________________

(1)	Sole voting and investment power unless indicated otherwise in following footnotes.

(2)	Held in trust with voting and investment power shared by Mr. Berger and his wife.

(3)	Voting and investment power shared with spouse.

(4)	Includes 4,000 shares owned outright by Mr. Farmer and 34,211 shares held by various trusts of which Roy E. Farmer is sole trustee. Excludes shares held by trusts of which Roy F. Farmer is sole trustee (reported under "Principal Shareholders," supra) and of which Roy E. Farmer is a beneficiary.

* Less than 1%.


PROPOSAL ONE:

ELECTION OF DIRECTORS

Six directors are to be elected at the meeting, each to serve for the ensuing year and until his or her successor is elected and qualifies. All of the nominees are presently directors of the Company. All of the present directors were elected to their current term by the shareholders. All of the nominees have consented to be named and have indicated their intent to serve if elected. None of the nominees is a director of any other publicly held company. The names of the nominees for election as directors are set forth below, and the following information is furnished with respect to them:

                                 Served as a Director         Principal
   Name                      Age  Continuously Since	        Occupation

Roy F. Farmer (1)             84       1951 	Chairman and Chief Executive
                                                         Officer
Roy E. Farmer (1)             48       1993   President and Chief Operating
                                                         Officer
Guenter W. Berger             63       1980   Vice President - Production

Lewis A. Coffman              81       1983              Retired
                                               (formerly Vice President-Sales)

Catherine E. Crowe (1)        82       1981          Private Investor

John M. Anglin (2)            53       1985     Partner in Law Firm of Walker,
                                                 Wright, Tyler & Ward, Los
                                                         Angeles
____________________________

(1) Roy F. Farmer is the father of Roy E. Farmer. Roy F. Farmer and Catherine E. Crowe are siblings.

(2)	Walker, Wright, Tyler & Ward provides legal services to the Company.

PROPOSAL TWO:

AMENDMENT OF BYLAWS

The Board of Directors is recommending that Article III, Section 2 of the Bylaws of the Company be amended to provide for a variable number of directors of five to nine, with the exact number to be determined within that range by the Board or by the shareholders. Article III, Section 2 of the Bylaws as proposed to be amended appears in Appendix A hereto. The Bylaws presently authorize six directors. This proposed amendment is prompted by new NASDAQ rules regarding the independence of directors who serve on audit committees. These rules will require the appointment of at least one additional director of the Company by June, 2001. To provide flexibility, the Board recommends a variable number of directors.

Recommendation:

Your Board of Directors recommends a vote "FOR" approval of the amendment of the Bylaws.

PROPOSAL Three:

APPROVAL OF PUBLIC ACCOUNTANTS

Subject to the approval of the shareholders, the firm of Ernst & Young LLP has been appointed by the Board as the Company's independent public accountants for the fiscal year ending June 30, 2001, subject to the Board's right to change firms should it deem such a change to be in the best interests of the Company. Ernst & Young LLP was retained in 1997 as the Company's independent public accountants. It has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries. During the past three years, it has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires to do so.

Recommendation

Your Board of Directors recommends a vote "FOR" approval of the appointment of Ernst & Young LLP.

OTHER MATTERS

Voting Requirements

Under the California General Corporation Law and the Company's Bylaws, the nominees receiving the highest number of votes will be elected as directors of the Company. The amendment of the Company's Bylaws requires the affirmative vote of a majority of the outstanding shares entitled to vote. The approval of the public accountants requires the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A quorum consisting of a majority of the outstanding shares of common stock must be present at the meeting in person or by proxy to transact business. Votes will be counted by those persons appointed to act as inspectors of the election. Abstentions and broker non-votes will not be counted as voted either "for" or "against" any matter but will be counted in determining whether a quorum exists.

Director and Committee Meetings

The Board met six times during fiscal 2000. No director receives fees or expense reimbursements for his or her attendance at the meetings, except Mr. Anglin who was paid an hourly fee of $285 for each Board and committee meeting attended.

Messrs. Anglin and Coffman and Mrs. Crowe constitute the Audit Committee and also constitute the Compensation Committee. The Audit Committee met once in fiscal 2000. The Compensation Committee met three times in fiscal 2000. (See "Report of Compensation Committee on Executive Compensation", infra.) The functions of the Audit Committee are to recommend to the Board the independent public accountants to be retained by the Company annually, to meet with such accountants to discuss the results of the audit and the accountants' recommendations concerning accounting and related functions, and to discuss those recommendations with the Board. The Compensation Committee makes all determinations with respect to executive compensation and administers the Company's Incentive Compensation Plan.

Summary Compensation Table

The following table sets forth all remuneration paid to the Chief Executive Officer and the four other most highly compensated officers whose total compensation during the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiaries.

               			  Annual
Name and Principal  Fiscal   Compensation       Other Annual     All Other
   Position          Year   Salary    Bonus (1) Compensation   Compensation(7)

ROY F. FARMER        2000 $1,000,000 $  500,000  $   ----         $ 104,721 (2)
Chairman and C.E.O.  1999 $1,000,000 $3,500,000  $   ----         $  88,154 (2)
                     1998 $   ----   $   ----    $997,856(3)(4)(5)$  90,891 (2)

ROY E. FARMER        2000 $  302,933 $  250,000  $   ----         $     343
President and C.O.O. 1999 $  252,542 $  250,000  $ 44,800 (6)     $     305
                     1998 $  233,400 $   ----    $   ----         $     267

GUENTER W. BERGER    2000 $  221,561 $  100,000  $   ----         $     520
Vice President,      1999 $  215,951 $  100,000  $  4,340 (6)     $     470
Production           1998 $  198,600 $   ----    $   ----         $     420

KENNETH R. CARSON    2000 $  194,805 $   75,000  $   ----         $     331
Vice President,      1999 $  189,503 $   75,000  $  5,908 (6)     $     306
Sales                1998 $  174,600 $   ----    $   ----         $     281

JOHN E. SIMMONS      2000 $  175,114 $   75,000  $   ----         $     166
Treasurer            1999 $  169,447 $   75,000  $  5,600 (6)     $     153
                     1998 $  158,400 $   ----    $   ----         $     140
____________________________

(1)	Awarded under the Company's Incentive Compensation Plan.  Roy F. Farmer's
award has been deferred until death or retirement. The awards to the other officers were paid currently (See "Report of Compensation Committee on Executive Compensation," infra).

(2)	The amount shown for Roy F. Farmer represents P.S.58 costs of the two split-dollar insurance policies purchased pursuant to an employment agreement (since expired) with Mr. Farmer (see footnote (5), infra) plus the dollar value of the benefit to him under the Company's executive life insurance plan.

(3)	Includes a payment by the Company of a $688,634 premium on a life insurance policy insuring Mr. Farmer's life and benefitting Mr. Farmer's family exclusively and cash payments totaling $309,222.

(4)	Excludes an unsecured loan made to Mr. Farmer in September, 1998 in the principal amount of $252,472 to assist him in paying income taxes, which loan was fully repaid with interest in September, 1999.

(5)	Pursuant to an employment agreement with Mr. Farmer, the Company paid premiums on two split dollar insurance policies, one insuring the life of Mr. Farmer and the other insuring the joint lives of Mr. Farmer and his wife. A trust for the benefit of Mr. Farmer's family is the owner and beneficiary of these policies subject to an assignment to the Company of a collateral interest in the policies designed to refund to the Company the aggregate premiums paid by it ($606,066 in fiscal 1997). Because of the collateral assignment, only the cash value earned on the policies in excess of the premiums paid by the Company accrues to Mr. Farmer or his trust. In addition, a cash amount of $150,853 related to these policies was paid to Mr. Farmer in fiscal 1997.

(6)	Compensation element of purchase of shares from the Company at a price below market on the date of purchase.

(7)	Except as stated in footnote (2), the amount shown represents the dollar value of the benefit to the executive officer for the years shown under the Company's executive life insurance plan.

Retirement Plan

The following table shows estimated annual benefits payable under the Company's retirement plan upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight life annuity. The retirement plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees' first five years of service and are not withdrawn. After five years of participation in the plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. The maximum annual benefit under this plan generally cannot exceed the lesser of $135,000 or the average of the employee's highest three years of compensation.

Annualized Pension Compensation
for Highest 60 Consecutive Months
in Last Ten Years of Employment            Credited Years of Service
                                 15      20      25       30       35

          $100,000             $22,500 $30,000 $37,500 $ 45,000 $ 52,500
           125,000             $28,125 $37,500 $46,875 $ 56,250 $ 65,625
           150,000             $33,750 $45,000 $56,250 $ 67,500 $ 78,750
           175,000             $39,375 $52,500 $65,625 $ 78,750 $ 91,875
           200,000             $45,000 $60,000 $75,000 $ 90,000 $105,000
           225,000             $50,625 $67,500 $84,375 $101,250 $118,125
           250,000             $56,250 $75,000 $93,750 $112,500 $131,250

Note: Table does not reflect Internal Revenue Code Section 401(a)(17) restrictions that might limit benefits in the future.

The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under "Annual Compensation" in the Summary Compensation Table less certain allowance items (none in 1999).

Credited years of service through December 31, 1999 were as follows: Guenter W. Berger - 35 years; Roy E. Farmer - 23 years; Kenneth R. Carson - 34 years; John
E. Simmons - 18 years. After 37 years of credited service, Roy F. Farmer began receiving maximum benefits during fiscal 1988.

The above straight life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee (the "Committee") is comprised of John M. Anglin, a director, Lewis A. Coffman, a director and retired executive officer of the Company, and Catherine E. Crowe, a director, principal shareholder (see "Principal Shareholders," supra) and sibling of Mr. Roy F. Farmer, the Chairman and Chief Executive Officer of the Company.

Report of Compensation Committee on Executive Compensation

The Committee is responsible for determining the compensation of executive officers and administering the Company's Incentive Compensation Plan. The Committee serves pursuant to a grant of authority by the Board. The Committee met three times during fiscal 2000.

Compensation Philosophy and Objectives

The Committee believes that once base salaries of executive officers are established at competitive levels, increases should generally reflect cost of living changes and that individual performance should be rewarded by bonuses or other incentive compensation awards. The Committee believes that most of the officers will be incentivized to a greater degree by such a program.

Chief Executive Officer Compensation

In 1999 the Committee obtained a competitive compensation study prepared by Ernst & Young LLP relating to Roy F. Farmer's compensation. The study concluded that the total direct compensation paid to CEO's of companies deemed comparable by Ernst & Young LLP was in the range of $669,700 to $1,444,000. The term "total direct compensation", as used in the Ernst & Young LLP study, does not include retirement benefits (including pension plans, 401(k) plans, deferred compensation plans and supplemental retirement plans or split-dollar life insurance programs) typically provided to CEO's of successful companies. The Committee determined that the retirement benefits provided to Mr. Farmer were well below those provided to CEO's of comparable companies.

The Committee determined that Roy F. Farmer's salary for the fiscal year ended June 30, 2000, excluding the award under the Company's Incentive Compensation Plan (see below), be $1,000,000. This represents no change from fiscal 1999.

Incentive Compensation Plan

The Company made awards under its Incentive Compensation Plan (the "Plan") for fiscal 2000 to all executive officers. The Committee felt that awards were particularly appropriate in light of the earnings achieved by the Company in fiscal 2000.

Under the provisions of the Plan, a percentage of the Company's annual pre-tax income is made available for cash or deferred awards. The percentage varies from three percent of pre-tax income over $14,000,000 to six percent of pre-tax income of $24,000,00 or more. Amounts available for awards but not awarded are carried forward. The pool available for awards for fiscal 2000 under the Incentive Compensation Plan was in excess of $13,000,000. Of the available pool, the Committee awarded a total of $1,050,000 of which $500,000 was awarded to Roy F. Farmer, the Company's Chief Executive Officer, and $550,000 in toto was awarded to the other executive officers.

The award to Roy F. Farmer is payable in five annual installments commencing upon retirement. The unpaid balance of the award is payable upon death. Under the terms of the Plan, the unpaid balance of deferred awards is increased by a growth factor keyed to the Company's average return on invested funds. Under Plan provisions, the unpaid portion of deferred awards is forfeited in the event the recipient engages in activities competitive with the Company or is guilty of malfeasance.

In making the award to Roy F. Farmer, the Committee was motivated primarily by the earnings achieved by the Company in 2000 and Mr. Farmer's substantial contribution to those results. Mrs. Crowe voted against the award to Roy F. Farmer under the Plan.

(The foregoing report will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless the Company specifically incorporates this report by reference. This report shall not otherwise be deemed soliciting material or be deemed filed under such Acts.)

	                                        Lewis A. Coffman
	                                        Catherine E. Crowe
	                                        John M. Anglin

Performance Graph

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
Farmer Bros. Co., Russell 2000 Index and Value Line Food Processing Index (Performance Results Through 6/30/99)

FARMER BROS. CO.    $100.00   $114.53   $107.17   $205.53   $176.49   $155.16
Russell 2000 Index  $100.00   $123.83   $144.04   $167.28   $167.73   $190.68
Value Line Food
  Processing Index  $100.00   $118.46   $175.62   $236.99   $227.21   $250.89

Assumes $100 invested at the close of trading 6/30/95 in Farmer Bros. Co. common stock, Russell 2000 Index, and Value Line Food Processing Index.

*Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.



CLOSING DATE FOR PROPOSALS BY SHAREHOLDERS

Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be submitted, in writing, to the Secretary of the Company no later than July 3, 2001.

Compliance with Section 16(a) of the Exchange Act

Based on a review of filings received by it and a representation from Company officers and directors, the Company believes that all filing requirements applicable to Company officers and directors were met for fiscal 2000.

Other Business

Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

	                             By Order of the Board of Directors
	                             David W. Uhley
     		                            Secretary

October 27, 2000


APPENDIX A

Proposed Amended Article III, Section 2 of the Company's Bylaws

"Section 2.       The number of directors of the Corporation shall be not fewer than five (5) nor more than nine (9). The board of directors or the shareholders shall fix the exact number of directors within the limit specified above. The board of directors can fix the exact number of directors by resolution adopted at any duly held meeting of the board or by their unanimous written consent. The shareholders can fix the exact number of directors by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively constitute at least a majority of the required quorum) or by the written consent of the holders of a majority of the then outstanding shares entitled to vote.
An amendment of this Section 2 reducing the minimum number of directors to fewer than five (5) cannot be adopted if the votes cast against its adoption at a meeting of shareholders or the shares not consenting in the case of action by written consent, equal or exceed sixteen and two-thirds percent (16 2/3%) of the then outstanding shares entitled to vote."






FARMER BROS. CO. ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 27, 2000

PROXY

This proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints ROY F. FARMER, GUENTER W. BERGER and LEWIS A. COFFMAN, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Farmer Bros. Co. held of record by the undersigned, at the annual meeting of shareholders to be held on November 27, 2000, and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF MANAGEMENT'S NOMINEES NAMED BELOW AND FOR ITEMS
2 AND 3.

You are requested to date and sign this proxy and return it in the enclosed envelope. This proxy will not be used if you attend the meeting and vote in person.

SHARES OF COMMON STOCK

NOTE: Please date this proxy and sign it exactly as your name or names appear hereon, and return promptly in the enclosed envelope. Executors, administrators, trustees, etc., should so indicate when signing. If the signature is for a corporation, please sign full corporate name by authorized officer. If shares are registered in more than one name, all holders must sign.


(Continued, and to be marked, dated and signed, on the other side) FOLD AND DETATCH HERE



Your Board of Directors recommends a vote "FOR" approval of items two (2) and three (3).


Item 1-ELECTION OF DIRECTORS                     WITHHELD
                                  FOR ALL        FOR ALL

Nominees:
Roy F. Farmer
Roy E. Farmer
Guenter W. Berger
Lewis A. Coffman
Catherine E. Crowe
John M. Anglin
WITHHELD FOR: (write that nominee's name on the space provided below).




ITEM 2-AMENDMENT OF                FOR     AGAINST     ABSTAIN
ARTICLE III, SECTION 2
OF THE COMPANY'S
BYLAWS.



ITEM 3-APPROVAL OF ERNST &         FOR     AGAINST     ABSTAIN
YOUNG LLP AS THE
COMPANY'S
INDEPENDENT PUBLIC
ACCOUNTANTS FOR
FISCAL YEAR 2001.






Signature(s) _________________________________ Date __________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.